UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 18, 2016 (July 5, 2016)

Commission File #: 000-53723

TAURIGA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

65-1102237

(IRS Employer Identification Number)

39 Old Ridgebury Road

Danbury, CT 06180

(Address of principal executive office)

Tel: (917) 796-9926

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Events.

On July 18, 2016, Tauriga Sciences, Inc. (the “Company”) received an Amended Satisfaction of Default Judgment dated as of July 5, 2016 (the “Amended Default Judgment”) filed by Cherry Bekaert, LLP (“Cherry Bekaert”), through its counsel, in the action against the Company in the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida, Case No. 16-002062-CA-01 (the “Action”) whereby Cherry Bekaert, et al., acknowledged the Company has fully satisfied all sums due to Cherry Bekaert, et al., under the Action.

As previously disclosed by the Company in its filings with the Securities and Exchange Commission, the arbitrator, Lawrence Saichek, ruled against the Company on December 29, 2015 awarding Cherry Bekaert the full $31,280 for amounts due to Cherry Bekaert for service provided to the Company plus legal fee reimbursement, and court costs reimbursed. The total award was $47,568, including fees relating to Mr. Saichek’s service. The amount of the judgment subsequently increased to $51,387 due to interest accruing. On April 25, 2016, the Company made a $15,000 payment to Cherry Bekaert towards this outstanding amount. On June 28, 2016, the remaining balance of $36,387 was paid by the Company to Cherry Bekaert, et al.

A copy of the Amended Default Judgment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Amended Satisfaction of Default Final Judgment dated July 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2016

TAURIGA SCIENCES, INC.

	By:	/s/ Seth M. Shaw
Seth M. Shaw
Chief Executive Officer